Elevation Series Trust 485BPOS

Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2025, relating to the financial statements and financial highlights of The Disciplined Growth Investors Fund, a series of Financial Investors Trust, which are included in Form N-CSR for the year ended April 30, 2025, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

July 8, 2025